EXHIBIT 29.1


	COMPUTER POWER, INC.
	 RETIREMENT SAVINGS PLAN
	FINANCIAL STATEMENTS AND
	SUPPLEMENTAL SCHEDULES
	DECEMBER 31, 1993 AND 1992












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	ARTHUR ANDERSEN & CO.

	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Participants and Administrator
of the Computer Power, Inc.
Retirement Savings Plan:

We have audited the accompanying statement of net assets available for plan benefits of the Computer Power, Inc. Retirement Savings Plan (the "Plan") as of December 31, 1993 and 1992 and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards.Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits as of December 31, 1993 and 1992 and the changes in net assets available for plan benefits for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Jacksonville, Florida					/s/ Arthur Andersen & Co.
May 25, 1994


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
	COMPUTER POWER, INC.
	RETIREMENT SAVINGS PLAN
	STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                          FIDELITY FUNDS
RETIREMENT
                       	EMPLOYER			            GOVERNMENT		  MANAGED	       GIC		       U.S.		   EQUITY	     GNMA
                        	STOCK		 MAGELLAN  	  MONEY MARKET	 INCOME	    GROUP TRUST	EQUITY INDEX	  INCOME	  PORTFOLIO    TOTAL
	December 31, 1993
Investments, at market value:
	Cash equivalent fund                     		   $1,551,517	                                                              $ 1,551,517
	Managed income portfolio				                                $988,644					                                                  988,644
	Bond fund									                                                                                        $579,413	        579,413
	Common stocks	       $7,052,260	$11,731,375	           	        	          	        $1,301,519	 $1,447,055	             21,532,209
                     		7,052,260	 11,731,375	   1,551,517	    988,644		               1,301,519	  1,447,055	579,413	     24,651,783
Receivables:
Employer contributions		           1,788,126	     277,004	    126,128		                 182,436	    238,042	101,828	      2,713,564
Employee contributions		              31,689	       3,226	      2,053		                   4,111	      6,501	  2,128	         49,708
Participant loans
 outstanding		                     1,150,796	     189,982	    179,128		                 116,368	    132,155 	74,965	      1,843,394
Dividends	                103,571	        	        	        	         	        	        	       	                           103,571
	Total assets	          7,155,831	14,701,986	   2,021,729	  1,295,953	         	      1,604,434	  1,823,753	758,334      29,362,020
Accrued expenses	         	        	         	         	         	        	        	       	                                      0
Net assets available
	for plan benefits	    $7,155,831	$14,701,986	 $2,021,729	 $1,295,953	       	       $1,604,434	 $1,823,753	$758,334    $29,362,020
	December 31, 1992
Investments, at market
 value:
	Cash equivalent fund			                       $1,538,761		                                                              $1,538,761
	Managed income
	 portfolio				                                                         	$1,027,856			                                    1,027,856
	Bond fund								                                                                                           $483,598       483,598
	Common stocks	        $6,817,296	 $8,336,869	         	        	         	          $1,006,518	 $1,118,195	             17,278,878
		                      6,817,296	  8,336,869	  1,538,761		               1,027,856	  1,006,518	  1,118,195	  483,598  	 20,329,093
Receivables:
Employer contributions		              721,530	    134,982		                  62,249	     79,822	     91,377	   49,628   	 1,139,588
Employee contributions		               23,387	      3,638		                   1,916	      2,795	      3,781	    1,897	       37,414
Participant loans
 outstanding		                        932,270	    188,663		                 111,411	    116,301	    128,365	   76,481	    1,553,491
Accrued interest and
 dividends	                57,108	      3,067	        621	        	             366	        383	        422	      251	       62,218
	Total assets	          6,874,404	 10,017,123	  1,866,665	        	       1,203,798	  1,205,819	  1,342,140	  611,855	   23,121,804
	Accrued expenses	       	              2,123	        430	        	             254	        265	        292	      174	        3,538
	Net assets available
	 for plan benefits	   $6,874,404	$10,015,000	 $1,866,235	       	       $1,203,544	 $1,205,554	 $1,341,848	 $611,681   $23,118,266

                                     	The accompanying notes are an integral
                                        	part of these financial statements.

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
	COMPUTER POWER, INC.
	RETIREMENT SAVINGS PLAN
	STATEMENT OF CHANGES IN
	NET ASSETS AVAILABLE FOR PLAN BENEFITS
	FOR THE YEAR ENDED DECEMBER 31, 1993

 	                           FIDELITY FUNDS

	                                              RETIREMENT
                        	EMPLOYER	             GOVERNMENT	    MANAGED	     GIC	         U.S.	     EQUITY	    GNMA
	                         STOCK	   MAGELLAN	  MONEY MARKET	   INCOME	  GROUP TRUST	EQUITY INDEX	  INCOME	   PORTFOLIO    TOTAL
ADDITIONS:
Contributions:
	Employer contributions	          1,786,553	     277,004	    188,377	  (62,249)	     182,436	      238,042	   101,828	   2,711,991
	Employee contributions	 	          978,646	     134,208	     74,259	   (1,916)	     120,227	      178,486	    71,199	   1,555,109
	Rollover contributions	         	  137,977   	   19,061	      4,040	        	        42,481	       37,014	    25,353	     265,926
			      	                        2,903,176	     430,273	    266,676	  (64,165)	     345,144	      453,542	   198,380    4,533,026

Investment and other income:
	Net realized and unrealized
	 appreciation (depreciation)
	 in fair value of
	 investments	                    1,478,739	   1,155,456				                          59,219	      203,816	    (11,876)	  2,885,354
	Investment interest
	 income				                                      44,651	     57,754				                                        44,057	     146,462
	Dividend income	                   210,920	   1,097,507				                          49,411	       53,081		              1,410,919
	Loan interest income	            	  73,179   	   15,316	      7,827	     (366) 	      8,024	        9,973	      5,511	     119,464
                     1,689,659	   2,326,142	      59,967	     65,581	     (366)	     116,654	      266,870	     37,692	   4,562,199
	Total additions	    1,689,659	   5,229,318	     490,240	    332,257	  (64,531)	     461,798	      720,412	    236,072	   9,095,225
DEDUCTIONS:
Benefits paid to
 participants	      	1,243,776	     731,422	     284,263	    174,663		                18,275	      371,422	     14,773	   2,838,594
Administrative expenses	        	         4	      11,487	       	         (254)	         273	          543	        824	      12,877
	Total deductions	   1,243,776	     731,426	     295,750	    174,663	     (254)	      18,548	      371,965	     15,597	   2,851,471
Transfers (net)	      (164,456)	    189,094	     (38,996)	 1,138,359	(1,139,267)	    (44,370)	     133,458	    (73,822)	          0
Net increase(decrease)	281,427	   4,686,986	     155,494	  1,295,953	(1,203,544)	    398,880	      481,905	    146,653	   6,243,754
NET ASSETS AVAILABLE
 FOR PLAN BENEFITS:
Beginning of the year	6,874,404	 10,015,000	   1,866,235	        	    1,203,544	   1,205,554	    1,341,848	    611,681	  23,118,266
End of the year	     $7,155,831	$14,701,986	  $2,021,729	 $1,295,953	$0	          $1,604,434	   $1,823,753   	$758,334	 $29,362,020

	The accompanying notes are an integral
	part of this financial statement.
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	COMPUTER POWER, INC.
	RETIREMENT SAVINGS PLAN
	NOTES TO FINANCIAL STATEMENTS
	DECEMBER 31, 1993 AND 1992


NOTE 1 - PLAN DESCRIPTION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

CPI Acquisition, Inc. d/b/a Computer Power, Inc. (the "Employer") established the Computer Power, Inc. Retirement Savings Plan (the "Plan") effective January 1, 1984. The Plan is a defined contribution plan and is designed to comply with the provisions of Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code") and is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is administered by the Employer and the recordkeeping is performed by Fidelity Institutional Operations Company.

On February 29, 1992 the Employer completed a merger with ALLTEL Corporation. In connection with the merger the Plan received 3.81 shares of ALLTEL stock in exchange for each share of the Employer's stock.

The Plan is subject to the decisions of the Board of Directors of the Employer who may withdraw it, change it or change the percentage of the Employer contribution. The following is a summary of the major provisions of the Plan. Participants should refer to the plan agreement for more complete information.

Participation:
Employees who have attained the age of 21 and have completed one year of service are eligible to participate in the Plan.

Contributions:
Employer contributions are accrued based on amounts due participants according to the provisions of the Plan. These contributions are based on actual compensation paid during the calendar year. Employer contributions are funded directly based on a percentage of gross compensation as determined yearly by the Board of Directors. The Employer contribution for 1993 was calculated at 10% of eligible compensation. The Employer contribution was 5% for 1992.
The Employer may elect to make contributions to the Plan of up to 10%. In addition, participants may elect to make salary reduction contributions of up to 10% of their gross compensation. Total contributions are subject to various IRS regulations.

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Participant Accounts:
Each participant's account is credited with the participant's contributions, employer contributions and an allocation of Plan earnings.

Vesting:
All contributions, both employer and employee, are 100 percent vested when funded.

Withdrawals and Payment of Benefits:
Withdrawals and payments of benefits are made from the participant's account as of the applicable valuation date. Benefits are payable upon retirement, death or other termination of employment. Certain in-service benefit withdrawals are also permitted. However, withdrawals prior to age 55 1/2 can be made only for "hardship" reasons as defined by the IRS.

Participant Loans:
Participants may apply for a distribution of their Plan account balances in the form of loans not to exceed the lesser of 50% of the participant's vested account balance or $50,000. Participant loans are secured by the participant's account balance. The interest rate in effect on the loan application date is used to calculate scheduled loan repayments which are made through payroll deductions. Loans may be repaid in full at any time without penalty.

Basis of Accounting:
The accounts of the Plan are maintained on the accrual basis of accounting. The financial statements are supplementary schedules have been prepared to satisfy the reporting and disclosure requirements of ERISA.

Investments:
At December 31, 1993 and 1992, investments in funds are reported at fair value as determined by quoted market prices. At December 31, 1993 and 1992, the Plan's investment in ALLTEL Corporation common stock is reported at fair market value as determined by quoted market prices. Purchases and sales of securities are recorded on the trade date of the related transactions. Dividend and interest income is recorded as earned.

NOTE 2 - PLAN ADMINISTRATION AND EXPENSES

Administration of the Plan was provided by the Employer. The Employer does not allocate to the Plan any of the internal costs of administering the Plan.
At its discretion, the Employer may pay reasonable expenses of the Plan.
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NOTE 3 - INVESTMENTS

Each participant may direct his or her contributions (employer and employee) among six different funds. During October 1989, all participants were given a one-time investment option to purchase Employer stock using all or a portion of their employer contribution account balances.

In February 1992, the Employer merged with ALLTEL Corporation. In connection with the merger, all shareholders of CPI Acquisition, Inc. received
3.81 shares of ALLTEL stock in exchange for their CPI Acquisition, Inc. shares. At the time of the merger, the Plan exchanged 39,741 shares of CPI Acquisition, Inc. for 151,414 shares of ALLTEL Corporation.

Participants may change their investment elections subject to certain restrictions imposed by the funds and the Plan.

The Plan's investments appreciated (depreciated) in fair value (unrealized) as follows:

                                     						      1993      	    1992
	Employer Common Stock			                     $1,344,711	    $1,436,016
	Fidelity Magellan Fund			                     1,019,044  	    (796,350)
	Fidelity U.S. Equity Index Fund		                55,579	        24,733
	Fidelity Equity Income Fund		                   163,941	        76,623
	Fidelity GNMA Fund	                       		    (12,018)	      (12,603)
 					                                        $2,571,257	    $  728,419

NOTE 4 - FEDERAL INCOME TAXES

The Plan has obtained a favorable tax determination letter from the IRS stating that the Plan is qualified under section 401(a) of the Code and is exempt under section 501(a) of the Code. The Employer believes that the Plan continues to maintain its qualified status and continues to be tax exempt.

NOTE 5 - PLAN TERMINATION

Although it has not expressed an intent to do so, the Employer has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

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NOTE 6 - RECONCILIATION TO FORM 5500

As of December 31, 1993, the Plan had approximately $1,116,912 of pending distributions to participants who elected to withdraw from the operations and earnings of the Plan. This amount was recorded as a liability in the Plan's Form 5500; however, this amount is not recorded as a liability in the accompanying statements of net assets available for plan benefits in accordance with generally accepted accounting principles.

The following table reconciles net assets available for plan benefits per the financial statements to the Form 5500 as filed by the Company for the years ended December 31, 1993 and 1992:

                                   					               		Net Assets Available
			                        Benefits	                			   for Plan Benefits
		                        	Payable to	     Benefits		       December 31
			                       Participants    	  Paid 	      	  1993  		  1992
Per financial statements		$        0	     $2,838,594	 $29,362,020  $23,118,266
Accrued benefits payments  1,116,912	      1,116,912	  (1,116,912)	       -
Per Form 5500		           $1,116,912	     $3,955,506	 $28,245,108  $23,118,266

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	COMPUTER POWER, INC.
	RETIREMENT SAVINGS PLAN
	SUPPLEMENTAL SCHEDULES
















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
	COMPUTER POWER, INC.
	RETIREMENT SAVINGS PLAN
	SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
         	DECEMBER 31, 1993
PLAN #001				                                                              		FORM 5500
EIN 59-2721056						                                                          ITEM 27(a)


                                          				COST OF	      CURRENT	        UNREALIZED
DESCRIPTION OF ASSET	                          ASSET  	      VALUE       	  GAIN(LOSS)
*ALLTEL Corporation Common Stock	        		$5,707,549	     $7,052,260	      $1,344,711

Fidelity Magellan Fund
  Mutual fund investing primarily in
	    common stock		                        10,712,331	     11,731,375	       1,019,044

Fidelity Managed Income Portfolio
     Investments in short- and long-
     term investment contracts                988,644		       988,644		              0

Fidelity Retirement Money Market Fund
     Money market fund		                    1,551,517	      1,551,517	               0

Fidelity Equity Income Fund
     Mutual fund investing primarily in
     common stocks                        		1,283,114	      1,447,055	         163,941

Fidelity GNMA Portfolio
     Mutual fund investing in GNMA
     mortgage-backed securities	              591,431		       579,413		        (12,018)

Fidelity U.S. Equity Index Portfolio
     Mutual fund investing primarily in
     common stock			                        1,245,940	      1,301,519	          55,579
				                                      $22,080,526	    $24,651,783	      $2,571,257

*	Party-in-interest
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

	COMPUTER POWER, INC.
	RETIREMENT SAVINGS PLAN
	SCHEDULE OF REPORTABLE TRANSACTIONS
	FOR THE PLAN YEAR ENDED DECEMBER 31, 1993

PLAN #001	                                                             						FORM 5500
EIN 59-2721056							                                                         ITEM 27(d)


                                                  	TOTAL	    	TOTAL
		                             	NUMBER OF	         DOLLAR	    DOLLAR        GAIN OR
          DESCIPTION          TRANSACTIONS	       VALUE OF	  VALUE OF      (LOSS) ON
           OF ASSET	        PURCHASES	  SALES	   PURCHASES	   SALES		        SALES
*ALLTEL Corporation
    Common Stock		                       5		                   $1,243,774	   $134,028

Fidelity Magellan Fund	      98	         39	      $3,716,836	   1,477,786	    136,412

Managed Income Portfolio     60	         27	       1,374,335	     385,691







*	Party-in-interest


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